As filed with the Securities and Exchange Commission on August 18, 2025.

Registration No. 333-289453

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

YOUXIN TECHNOLOGY LTD

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 1005, 1006, 1007, No. 122 Huangpu Avenue West, Tianhe District, Guangzhou, Guangdong Province People’s Republic of China Tel: +86 13631357745	Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 Tel: +1 (302) 738-6680
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq. Alexander W. Powell Jr., Esq. Benming Zhang, Esq. Kaufman & Canoles P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, Virginia 23219 Tel: +1 (804) 771-5700	Ross D. Carmel, Esq. Marcelle Balcombe, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 (212) 930-9700

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Youxin Technology Ltd is filing this Amendment No. 1 to its registration statement on Form F-1 (File No. 333-289453) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, the Exhibit Index of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
3.2**	Second Amended and Restated Memorandum of Association (incorporated by reference to Exhibit 3.2 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
3.3**	Second Amended and Restated Articles of Association (incorporated by reference to Exhibit 3.3 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
4.1**	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
4.2**	Form of Pre-Funded Warrant
4.3**	Form of Series A Warrant
4.4**	Form of Series B Warrant
5.1*	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
8.2**	Opinion of Kaufman & Canoles, P.C. regarding certain U.S. federal income tax matters
10.1**	Employment Agreement with Shaozhang Lin (incorporated by reference to Exhibit 10.1 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.2**	Employment Agreement with Xirui Guo (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.3**	English translation of the Guangxi Yousen Share Transfer Agreement between Shaozhang Lin, Jinhou Sun, Weizhao Feng and Guangzhou Youxin Technology Co., Ltd. (incorporated by reference to Exhibit 10.3 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.4**	English translation of the Guangxi Yousen Share Transfer Agreement Guangzhou Youxin Technology Co., Ltd, and Shaofen Lin (incorporated by reference to Exhibit 10.4 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.5**	English translation of Share Transfer Agreement between Shareholders of Guangzhou Youxin Technology Co., Ltd. with WFOE. (incorporated by reference to Exhibit 10.5 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.6**	English translation of Share Transfer Agreement between Shareholders of Guangzhou Youxin Technology Co., Ltd. with Songshuibang Smart Technology Co., Ltd. (incorporated by reference to Exhibit 10.6 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.7**	English translation of Service Agreement with Tencent Cloud Computing (Beijing) Co., Ltd. (incorporated by reference to Exhibit 10.7 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.8**	English translation of Service Agreement with Ali Cloud Computing Co., Ltd. (incorporated by reference to Exhibit 10.8 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.9**	English translation of Service Agreement with CICC Financial Technology Changsha Co., Ltd. (incorporated by reference to Exhibit 10.9 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.10**	English translation of Service Agreement with Beijing Jiujia Communication Technology Co., Ltd. (incorporated by reference to Exhibit 10.10 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.11**	Form of Indemnification Agreement between the Registrant and its directors and officers (incorporated by reference to Exhibit 10.11 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.12**	English translation of Cooperation Agreement for Software Development between Guangzhou Youxin Technology Co., Ltd. and Guangzhou Huitou Information Technology Co., Ltd. (incorporated by reference to Exhibit 10.12 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.13**	English translation of contract for the Sale of Dealer Management System between Guangzhou Youxin Technology Co., Ltd. and top customer (incorporated by reference to Exhibit 10.13 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
10.14**	English translation of contract for ordering Youxin Social New Retail System Technical Services to a customer (incorporated by reference to Exhibit 10.14 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
14.1**	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 14.1 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
21.1**	List of Subsidiaries (incorporated by reference to Exhibit 11.2 of our Registration Statement on Form F-1 (File No. 333-274404) filed with the Securities and Exchange Commission on September 7, 2023)
23.1**	Consent of Marcum Asia CPAS, LLP
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Jingtian&Gongcheng (included in Exhibit 99.1)
23.4**	Consent of Kaufman & Canoles, P.C. (included in Exhibit 8.2)
24.1**	Power of Attorney (included on signature page to this filing of the Registration Statement on Form F-1)
99.1*	Opinion of Jingtian & Gongcheng, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters
107**	Filing Fee Table

**	Previously filed
*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Guangzhou, China, on August 18, 2025.

Youxin Technology Ltd

By:	/s/ Shaozhang Lin
Mr. Shaozhang Lin
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shaozhang Lin	Chief Executive Officer (Principal Executive Officer)	August 18, 2025
Name: Shaozhang Lin

/s/Xirui Guo	Chief Financial Officer (Principal Financial Officer)	August 18, 2025
Name: Xirui Guo

/s/ Jinhou Sun	Chairman of the Board of Director	August 18, 2025
Name: Jinhou Sun

/s/Richard Wee Yong Seow	Independent Director	August 18, 2025
Name: Richard Wee Yong Seow

/s/ Qing Gao	Independent Director	August 18, 2025
Name: Qing Gao

/s/ Edward C. Ye	Independent Director	August 18, 2025
Name: Edward C. Ye

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Youxin Technology Ltd., has signed this registration statement or amendment thereto in Newark, Delaware on August 18, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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